[NUR MACROPRINTERS LETTERHEAD]


                         Summary of Bank Hapoalim--Loan

Borrower:                Nur Corporate
Amount:                  $400,000
Interest Rate:           Prime+1.5%
Facility Fee:
Maturity:                Revolving
Subordination:
Guarantee:               parent company guarantee
Collateral:              none


OTHER TERMS:

Payment: interest monthly; the bank is authorized to debit any account maintained by Nur Corporate for the payment of interest, principal and fees when due.

Financial covenants:     None.

Reporting:               None